EXHIBIT A


                            ILLUMINATED MEDIA, INC.
                             STOCK PURCHASE OPTION



         Illuminated Media, Inc., a Minnesota corporation (the "Company"), hereby agrees that, for value received, Tuschner & Company, Inc., a Minnesota Corporation, (herein called the "Holder") or permitted assigns, is entitled to subscribe for and purchase from the Company, at the price specified below (the "Purchase Price"), (subject to adjustment as noted below), at any time after ______ __, _____ (one year from the date hereof) and before 5:00 p.m., Minneapolis time on _____________ __, ____ (five years from the date hereof), ____________ shares of the Company's common stock, par value $0.01 (the "Common Stock"). This option (the "Option") has been issued pursuant to the Underwriting Agreement dated _____ __, 199_, between Tuschner & Company, Inc. and the Company for an offering of the Company's Units. The Units are described in and have been registered under a Registration Statement on Form SB-2, File No. 33-___________, declared effective by the Securities and Exchange Commission on _____________, 199__.


         The Purchase Price (subject to adjustment as noted below) shall be $1.20 per Unit.

         This Option is subject to the following provisions, terms and conditions:


         1. The rights represented by this Option may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company 20 days prior to the intended date of exercise and by the surrender of this Option (properly endorsed if required) at the principal office of the Company and upon payment to it of the Purchase Price. The Company agrees that the Common Stock so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such Common Stock as of the close of business on the date on which this Option shall have been surrendered and payment made for such Common Stock as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding 5 calendar days, after the rights represented by this Option shall have been so exercised, and, unless this Option has expired, a new Option representing the number of shares of Common Stock, if any, with respect to which this Option shall not then have been exercised shall also be delivered to the holder thereof within such time.



         2. Negotiability. This Option is issued upon the following terms, to which each taker or owner hereof consents and agrees:


                  (a) Except for transfer (1) to and among the officers of the holder, (2) pursuant to testamentary instrument or the laws of descent and distribution, or (3) pursuant to order of a court of competent jurisdiction in connection with to the dissolution or liquidation of a corporate holder hereof, title to this Option may not be sold, assigned, hypothecated or transferred for one year from the date hereof.

                  (b) Subject to Section 5, the foregoing subparagraph (a), and the next subparagraph (c), any person authorized to be a holder as specified in subparagraph (a) above, in possession of this Option properly endorsed, is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a holder in due course. Each prior taker or owner waives and renounces all of his equities or rights in this Option in favor of every such holder in due course, and every such holder in due course shall acquire absolute title hereto and to all rights represented hereby.

                  (c) Transfers permitted by the terms hereof shall not be effective until the Company is satisfied that all requirements hereunder have been met and the transferor has executed and the Company has received the Assignment Form attached hereto with the transferor's signature duly guaranteed by a bank or member of the National Association of Securities Dealers, Inc. Until this Option is transferred on the books of the Company, the Company may treat the registered holder of this Option as absolute owner hereof for all purposes without being affected by any notice to the contrary.




         3. (a) As used herein, the term "Common Stock" shall mean and include the Company's presently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to fixed sum or percentage of par value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Option shall include shares designated as Common Stock of the Company on the date of original issue of this Option or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph above.




         4. This Option shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.


         5. The holder of this Option, by acceptance hereof, agrees to give written notice to the Company before transferring this Option or transferring any Common Stock issuable or issued upon the exercise hereof of such holder's intention to do so, describing briefly the manner of any proposed transfer of this Option or such holder's intention as to the disposition to be made of shares of Common Stock issuable and issued upon the exercise hereof. Such holder shall also provide the Company with an opinion of counsel satisfactory to the Company to the effect that the proposed transfer of this Option or disposition of shares may be effected without registration or qualification (under any Federal or State law) of this Option or the shares of Common Stock issuable or issued upon the exercise hereof. Upon receipt of such written notice and opinion by the Company, such holder shall be entitled to transfer this Option, or to exercise this Option in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Option, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Option or the certificates for such shares.


         6. Subject to the provisions of paragraph 5 hereof, this Option and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Option properly endorsed. Each taker and holder of this Option, by taking or holding the same, consents and agrees that the bearer of this Option, when endorsed, may be treated by the Company and all other persons dealing with this Option as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Option, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

         7. This Option is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Options of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Options to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.


SECTION 8 INTENTIONALLY OMITTED



         9. The holder hereof shall have the following rights regarding registration of the Common Stock and Warrants issuable upon exercise of this
Option:



                  (a) If, at any time the Company receives a written request therefor from the record holder or holders of an aggregate of at least a majority of the Common Stock held by the holders hereof (assuming for the purposes of this Section 9 that this has Option has been exercised in full regardless of actual exercise) not theretofore registered under the Securities Act and sold, or otherwise sold in a public market (hereafter in this Article 9 the "Shares") the Company shall prepare and file a registration statement under the Securities Act (except on Forms S-4 or S-8) covering the Common Stock which are the subject of such requests and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Common Stock or options of the like tenor that such registration is to be effected. The Company shall include in such registration statement such Common Stock for which it has received written requests to register by such other record holders within 10 business days after the Company's written notice to such other record holders. The Company shall be obligated to prepare, file and cause to become effective only one registration statement pursuant to this
         Section 9(a). Notwithstanding the foregoing, the record holder or record holders of a majority of the Common Stock not theretofore registered under the Securities Act and sold may require, pursuant to this Section 9(a), the Company to file any number of registration statements on Form S-3 (or any successor form promulgated by the Commission) if (a) such form is then available for use by the Company and such record holder or holders, and (b) such record holder or holders agree to reimburse the Company for the expenses incurred by it in the preparation and filing of each Form S-3 so filed by the Company. In the event that the holders of a majority of the Common Stock for which registration has been requested pursuant to this section determine for any reason not to proceed with a registration at any time before the registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Common Stock covered thereby, and the holders of such Common Stock agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Common Stock, then the holders of such Common Stock shall not be deemed to have exercised their right to require the Company to register Common Stock pursuant to this Section 9(a). The registration rights granted by this Section 9(a) shall expire five years from the date of the effective date of the Registration Statement.



                  (b) For a period of seven years from the effective date of the Registration Statement, each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders, the Company will give written notice of its determination to all record holders of this Option and the Common Stock. Upon the written request of a record holder of any of the Common Stock given within 10 business days after receipt of any notice from the Company, the Company will, except as herein provided, cause all such Common Stock, the record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Common Stock to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration; provided further, however, that if the Company determines not to proceed primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company, unless the Company is not then subject to the requirements of Sections 13 or 15
         (d) of the Securities Exchange Act of 1934, shall promptly complete the registration for the benefit of those selling securities holders who wish to proceed with a public offering of their securities and who bear all expenses incurred by the Company as a result of such registration after the Company has decided not to proceed.



                  (c) If and whenever the Company is required by the provisions of Section 9(a) or 9(b) to effect the registration of any of the Common Stock under the Securities Act (but subject to the rights of the Company to elect not to proceed with any registration, as set forth in
         Section 9(b)), the Company will:


                           (1) prepare and file with the Commission a
                  registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                           (2) prepare and file with the Commission such
                  amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                           (3) furnish to the security holders participating in
                  such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                           (4) use its best efforts to register or qualify the
                  securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                           (5) notify the security holders participating in such
                  registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                           (6) notify such holders promptly of any request by
                  the Commission for amending or supplementing of such registration statement or prospectus or for additional information;

                           (7) prepare and file with the Commission, promptly
                  upon the request of any such holders, any amendments or supplements to such registration statements or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Shares by such holder;

                           (8) prepare and promptly file with the Commission and
                  promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                           (9) advise such holders, promptly after it shall
                  receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                           (10) not file any amendment or supplement to such
                  registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless, in the opinion of counsel for the Company, the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

                           (11) at the request of any such holder, furnish on
                  the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (i) opinions, dated such respective dates, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which opinion such counsel shall state (without limiting the generality of the foregoing) that (a) such registration statement has become effective under the Securities Act; (b) to the best of such counsel's knowledge no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (c) the registration statement and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to information provided by the selling shareholders or financial statements contained therein); (d) to the best of such counsel's knowledge neither the registration statement nor any amendment nor supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no opinion as to financial statements contained therein); (e) the description in the registration statement or any amendment or supplement thereto of legal and governmental proceedings and contracts is accurate and fairly presents the information required to be shown; and (f) such counsel does not know of any legal or governmental proceedings, pending or threatened, required to be described in the registration statement or any amendment or supplement thereto which are not described as required or of any contracts or documents or instruments of the character required to be described in the registration statement or amendment or supplement thereto or to be filed as exhibits to the registration statement, which are not described or filed as required; and (ii) letters, dated such respective dates, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or any amendment or supplement thereto comply in all material respects with applicable accounting requirements of the Securities Act.

                  (d) With respect to a registration requested pursuant to
         Section 9(a) (except as otherwise provided in such section with respect to registrations voluntarily terminated at the request of the requesting security holders and except as otherwise provided in that section with respect to registrations on Form S-3) and with respect to each inclusion of any of the Shares in a registration statement pursuant to Section 9(b), (except as otherwise provided in Section 9(b) with respect to registrations terminated by the Company), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdiction in which the securities to be offered are to be registered or qualified. Underwriting discounts and commissions and transfer taxes for selling security holders and any other expenses incurred by the selling security holders not expressly included above shall be borne by the selling security holders.


                  (e)(1) The Company will indemnify and hold harmless each holder of any of the Common Stock which are included in a registration statement pursuant to the provisions of this Section 9 and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriters within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement so made in conformity with information furnished to the Company in writing by such holder, such underwriter or such controlling person and stated to be specifically for use therein or any omission or alleged omission with respect thereto.



                  (e)(2) Each holder of any of the Common Stock which are included in a registration pursuant to the provisions of this Section 9 will indemnify and hold harmless the Company, any controlling person and any underwriter from and against any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with information furnished or required to be furnished by the Securities Act by such holder.


                  (e)(3) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (1) or (2) of this subsection (e) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereon is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless
         (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                  (f) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 9 is for any reason held, by a court of competent jurisdiction, to be unenforceable as to any party entitled to indemnity, the Company, or the selling shareholder, or any controlling person of the foregoing, shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and the selling shareholder or any controlling person of the foregoing, may be subject: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the selling shareholder on the other from the offering of the Securities or
         (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and its controlling persons, on the one hand, and of the selling shareholder and its controlling persons on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the selling shareholder on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total sales commissions received by the selling shareholder. The relative fault of the Company, on the one hand, and of the selling shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the selling shareholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


         9 (a) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable, upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of this Option to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.



         (b) In case the Company shall declare a dividend or other distribution upon the Common Stock payable in securities of the Company then hereafter the holder of this Option upon the exercise hereof will be entitled to receive the number of shares of Common Stock to which such holder shall be entitled upon such exercise, and, in addition and without further payment therefor, the securities and other property which such holder would have received by way of any such dividend or distribution if continuously since the record date for any such dividend or distribution such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock.



         (c) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock which may be purchased on exercise hereof immediately prior to such subdivision shall be proportionately increased and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the number of shares of Common Stock included in the Common Stock immediately prior to such combination shall be proportionately reduced.


         10 All questions concerning this Option will be governed and interpreted and enforced in accordance with the internal law, not the law of conflicts, of the State of Minnesota.

         11. This Option and the rights and obligations conferred by the securities underlying this Option shall be binding on the heirs, successors, and assigns of the parties hereto.

         IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officer as of ____________ ___, 199_.

                                       ILLUMINATED MEDIA, INC.


                                       By_____________________________
                                         Its _________________________


RESTRICTION ON TRANSFER

THE SECURITY EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (i) THE OPINION OF COUNSEL SATISFACTORY TO THIS CORPORATION THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933 OR (ii) SUCH REGISTRATION.





                               NOTICE OF EXERCISE


To: ILLUMINATED MEDIA, INC.


1. Pursuant to the terms of the attached Option, the undersigned hereby elects to purchase ______________ shares of Common Stock of Illuminated Media, Inc. (the "Company"), and tenders herewith payment of the purchase price of such shares in full.


2. Please issue a certificate or certificates representing said shares of Common Stock, in the name of the undersigned or in such other name(s) as is/are specified immediately below or, if necessary, on an attachment hereto: [List names and addresses.]


3. In the event of partial exercise, please reissue an appropriate Option exercisable into the remaining shares to the undersigned.


4. The undersigned represents that such shares shall not be sold or transferred unless either (a) they first shall have been registered under the Securities Act 1933 and applicable state law or (b) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the foregoing registration requirements. The undersigned consents to a legend imprinted on certificates representing the shares purchased hereby noting the foregoing restrictions.

Date: ___________________





______________________________________
Signature of Option Holder



______________________________________
Name of Option Holder






                              NOTICE OF ASSIGNMENT

To: ILLUMINATED MEDIA, INC.


         1. The undersigned hereby assigns the right to purchase the common stock of Illuminated Media, Inc. represented by the attached Option:


[   ] in whole, or

[   ] for ________________ shares,

to:

______________________________________
Name

______________________________________
Street Address

______________________________________
City, State, Zip Code

______________________________________
Social Security or Tax ID Number

(attach additional sheets for further assignees)


         2. In the event of partial assignment, please reissue an appropriate Option exercisable into the remaining shares to the undersigned.


Date: ___________________




______________________________________
Signature of Option Holder



______________________________________
Name of Option Holder